UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56545	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 7 to Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

On October 30, 2026, in connection with filing the Articles Supplementary (as defined below), Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), entered into Amendment No. 7 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), which amended the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended, to create Series G Convertible Preferred Units having economic terms and designations, powers, preferences, rights and restrictions that are substantially similar to the Series G Preferred Stock (as defined below) (the “OP Agreement Amendment”).

The foregoing summary of the OP Agreement Amendment is qualified in its entirety by reference to the OP Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The disclosure set forth in Item 5.03 below with respect to the Articles Supplementary and the terms of the Series G Preferred Stock is incorporated herein by reference. The descriptions of the Articles Supplementary and the Series G Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Investors’ Rights Agreement

In connection with the issuance of the Series G Preferred Stock, as described below, the Company and the holder thereof entered into an investors’ rights agreement (the “Investors’ Rights Agreement”). Pursuant to the Investors’ Rights Agreement, the holder of the Series G Preferred Stock has the right to request the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s Class A Common Stock, $0.001 par value per share, issued to the holder of the Series G Preferred Stock upon conversion of the shares of Series G Preferred Stock acquired in connection with the Merger (as defined below), subject to certain limitations. After the first anniversary of the issuance of such shares, the holder may request up to four demand registrations for an amount of shares equal to at least $15 million each. The Company will use its reasonable best efforts to (i) file a registration statement on Form S-3 within 30 days of such request (or a registration statement on Form S-11 or such other appropriate form within 60 days of such request) and (ii) cause such registration statement to become effective as promptly as practicable thereafter. The Investors’ Rights Agreement also grants the Investor certain “piggyback” registration rights.

The foregoing summary of the material terms of the Investors’ Rights Agreement is qualified in its entirety by reference to the Investors’ Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated July 14, 2026, by and among the Company, Strategic Storage Growth Trust III, Inc., a Maryland corporation (“SSGT III”), and SSGT III Merger Sub, LLC, a Maryland limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”).

Pursuant to the terms and conditions set forth in the Merger Agreement, on November 1, 2026, the Company acquired SSGT III by way of a merger of SSGT III with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”).

At the effective time of the Merger (the “Merger Effective Time”), (a) each share of SSGT III’s common stock, $0.001 par value per share, issued and outstanding immediately prior to the Merger Effective Time (other than shares owned by the Company, any subsidiary of the Company, or any subsidiary of SSGT III) was converted into the right to receive one share of the Company’s Class A Common Stock, $0.001 par value per share, subject to the treatment of fractional shares in accordance with the Merger Agreement, and (b) each share of Series A Convertible Preferred Stock, $0.001 par value per share, of SSGT III (“SSGT III Series A Preferred Stock”) was automatically converted into a share of Series G Convertible Preferred Stock, $0.001 par value per share, of the Company, a newly designated series of preferred stock of the Company having powers, preferences, privileges and rights substantially the same as those of the SSGT III Series A Preferred Stock.

As a result of the Merger, the Company acquired all of the real estate owned by SSGT III, consisting of (i) 12 wholly-owned self storage facilities located in four states and three Canadian provinces comprising approximately 9,215 self storage units and approximately 981,465 net rentable square feet, (ii) SSGT III’s 50% equity interest in three unconsolidated real estate ventures located in two Canadian provinces (British Columbia and Quebec) (the “JV Properties”), and (iii) beneficial interest in three Delaware Statutory Trust (“DST”) sponsored programs that own eight properties, consisting of approximately 5,370 units and nearly 0.7 million net rentable square feet. The unconsolidated real estate ventures consist of one operating self storage property and two parcels of land being developed into self storage facilities, with subsidiaries of SmartCentres Real Estate Investment Trust, an unaffiliated third party, owning the other 50% of such entities.

As of September 30, 2026, SSGT III’s wholly-owned self storage portfolio was comprised of the following:

Property	State	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy
Rolling Acres Rd - Lady Lake	FL	870	136,000	14%	96%
State Rd 44 – Wildwood	FL	1,010	97,400	10%	93%
Industrial Blvd - Chula Vista	CA	1,010	110,200	11%	92%
Tamiami Trail - Fort Myers	FL	780	78,000	8%	90%
State Route 35 – Eatontown	NJ	730	65,800	7%	95%
Ingram Dr - North York	ON	770	81,800	8%	95%
McNab Dr – Tamarac	FL	760	69,000	7%	94%
Inglewood Dr - St. Albert (Edmonton)	AB	310	36,900	4%	95%
128 Ave NW – Edmonton	AB	560	65,200	7%	92%
Mapleview Dr W – Barrie	ON	740	88,900	9%	89%
Vancouver	BC	800	53,390	5%	95%
Greenway	TX	875	98,875	10%	89%
Total	12	9,215	981,465	100%	93%

(1) Includes all rentable units, consisting of storage units and parking units (approximately 165 units).

(2) Includes all rentable square feet consisting of storage units and parking units (approximately 54,000 square feet).

As of September 30, 2026, SSGT III also held a joint venture interest in the following properties:

Unconsolidated Real Estate Venture	Location	Date Real Estate Venture Acquired Land	Real Estate Venture Status	Completion Date or estimated completion	Units(1)	Sq. Ft. (net)(1)
Victoria	Victoria, British Columbia	April 2024	Under development	2027	1,150	100,000
Laval	Laval, Quebec	April 2024	Operational	June 2026	1,300	125,000
New Westminster	New Westminster, British Columbia	June 2025	Under development	2027	1,170	99,275
					3,620	324,275

(1) Approximate units and net rentable square feet at completion.

As of September 30, 2026, SSGT III also held a beneficial interest in the following properties:

DST Sponsor Program	Property	Location	Ownership %	Units(1)	Sq. Ft. (net)(2)	Physical Occupancy
Blue Door I, DST	E Cary St.	Richmond, Virginia	5%	560	58,800	87%
Blue Door I, DST	Long Shoals Rd.	Arden, North Carolina	5%	480	64,000	93%
Blue Door II, DST	FM 2181	Corinth, Texas	45%	770	98,200	92%
Blue Door II, DST	Narcoossee Rd.	Orlando, Florida	45%	690	100,700	91%
Blue Door II, DST	Spencer Highway	Pasadena, Texas	45%	930	149,100	93%
Blue Door III, DST	Florida Central Pkwy	Longwood, Florida	96%	550	68,000	92%
Blue Door III, DST	S. Cockrell Hill Rd.	Dallas, Texas	96%	670	74,800	91%
Blue Door III, DST	N 83rd Ave.	Phoenix, Arizona	96%	720	81,200	92%
				5,370	694,800	92%

(1) Includes all rentable units, consisting of storage units and parking units (approximately 150 units).

(2) Includes all rentable square feet consisting of storage units and parking units (approximately 60,800 square feet).

Concurrently with the entry into the Merger Agreement, SSGT III, SSGT III’s operating partnership and SSGT III’s external investment advisor, an affiliate of SmartStop Self Storage, Inc., the Company’s sponsor, entered into a termination agreement to terminate SSGT III’s advisory agreement. In accordance with the termination agreement, immediately prior to the Merger Effective Time, SSGT III’s advisor received $2.0 million in units of limited partnership interests in SSGT III Operating Partnership, which represented the agreed amount payable to the advisor of SSGT III, notwithstanding the disposition fee and related calculations due under SSGT III’s advisory agreement.

The description of the Merger and the Merger Agreement contained in this Item 2.01 is a summary and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 14, 2026, and is incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders.

The First Articles of Amendment and Restatement for the Company, as amended and supplemented, prohibit any person from beneficially owning or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of stock of the Company, and prohibit any person from beneficially owning or constructively owning more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of any class of Common Stock of the Company (the “Ownership Limitation”) without prior approval from the Company’s board of directors. In connection with the issuance of the Series G Preferred Stock, and in certain other limited circumstances, the Company has granted exemptions from the Ownership Limitation and has permitted the holder thereof, or any entity that beneficially owns or constructively owns shares of the Company’s stock as a result of such holder’s ownership of Series G Preferred Stock, to beneficially own and constructively own the Series G Preferred Stock issued to such holder and any Class A Common Stock issued upon conversion of the Series G Preferred Stock.

The disclosure set forth in Item 5.03 below with respect to the Articles Supplementary and the terms of the Series G Preferred Stock, is incorporated herein by reference. The descriptions of the Articles Supplementary and the Series G Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2026, in connection with the Merger, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Company’s new Series G Convertible Preferred Stock (the “Series G Preferred Stock”).

As set forth in the Articles Supplementary, the Series G Preferred Stock ranks (i) senior to all other classes of the Company’s common stock, including the Class A common stock (“Class A Common Stock”), Class P common stock, Class T common stock, Class W common stock, Class Y common stock, and Class Z common stock of the Company (collectively, the “Common Stock”), and the Company’s Series E Redeemable 8% Preferred Stock and (ii) on parity with the Company’s Series B Convertible Preferred Stock, with respect to rights to receive dividends and to participate in distributions or payments upon any voluntary or involuntary liquidation, dissolution or winding up of the Company. Dividends payable on each share of Series G Preferred Stock will initially be equal to a rate of 8.85% per annum. If the Series G Preferred Stock has not been redeemed on or prior to February 4, 2030, the dividend rate will increase an additional 0.75% per annum each year thereafter to a maximum of 11.0% per annum until February 4, 2035, at which time the dividend rate shall increase 0.75% per annum each year thereafter until the Series G Preferred Stock is redeemed or repurchased in full.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series G Preferred Stock will be entitled to receive a payment equal to the greater of (i) an amount equal to $1,000 per share of Series G Preferred Stock then outstanding (the “Liquidation Amount”), plus an amount equal to any accrued and unpaid dividends and other distributions (whether or not accumulated or authorized and declared) to the date of payment and (ii) the amount that that would have been payable had the shares of Series G Preferred Stock been converted into Class A Common Stock pursuant to the terms of the Articles Supplementary immediately prior to such liquidation.

Subject to certain additional redemption rights, as described herein, the Company has the right to redeem the Series G Preferred Stock for cash at any time following February 4, 2028. The amount of such redemption will be equal to $1,000 per share of Series G Preferred Stock then outstanding, plus applicable redemption premium as set forth in the Articles Supplementary (together, the “Redemption Price”) and an amount equal to any accrued and unpaid dividends and distributions on the Series G Preferred Stock (whether or not accumulated or authorized and declared) up to the redemption date. Upon the listing of any class of the Company’s Common Stock on a national securities exchange (the “Listing”), the Company has the right to redeem any or all outstanding Series G Preferred Stock at an amount equal to the greater of (i) the amount that the holders of such shares would have received had such shares been converted into Class A Common Stock pursuant to the terms of the Articles Supplementary immediately prior to the initial Listing, and then all of such shares had been sold in the initial Listing, up to the Conversion Value Limitation (as described herein), or (ii) the Redemption Price, in each case, plus an amount equal to any accrued and unpaid dividends and distributions on the Series G Preferred Stock (whether or not accumulated or authorized and declared) up to the date of initial Listing. The Conversion Value Limitation is an amount per share determined using an as-converted value limitation equal to a premium of $26.5 million if any or all 100,000 shares of Series G Preferred Stock are issued and outstanding. Upon a change of control event, the Company has the right to redeem any or all outstanding Series G Preferred Stock at an amount equal to the greater of (i) the amount that the holders of such shares would have received had the shares been converted into Class A Common Stock pursuant to the terms of the Articles Supplementary immediately prior to such change of control, up to the Conversion Value Limitation or (ii) the Redemption Price, in each case, plus an amount equal to any accrued and unpaid dividends and distributions up to the redemption date. In addition, subject to certain cure provisions, if the Company fails to maintain its status as a real estate investment trust, the holders of Series G Preferred Stock have the right to require the Company to repurchase the Series G Preferred Stock at an amount equal to the Redemption Price plus an amount equal to any accrued and unpaid dividends and distributions on the Series G Preferred Stock (whether or not accumulated or authorized and declared) up to the redemption date.

At any time after the earlier to occur of (i) February 4, 2028 or (ii) 180 days after an initial Listing, the holders of Series G Preferred Stock have the right to convert any or all of the Series G Preferred Stock held by such holders into Class A Common Stock at a rate per share equal to the quotient obtained by dividing the Liquidation Amount, plus an amount equal to any accrued and unpaid dividends or other distributions (whether or not accumulated or authorized and declared), by the Conversion Price. The Conversion Price is initially $10.75, and may be adjusted in connection with stock splits, stock dividends and other similar transactions. In no event will the value of the Class A Common Stock issued by the Company upon conversion of the Series G Preferred Stock into Class A Common Stock exceed the Conversion Value Limitation.

The holders of Series G Preferred Stock are not entitled to vote on any matter submitted to a vote of the stockholders of the Company, except that in the event that the dividend for the Series G Preferred Stock has not been paid for at least four quarterly dividend periods (whether or not consecutive), the holders of Series G Preferred Stock have the right to vote together with the holders of Common Stock as a single class on any matter submitted to a vote of the stockholders of the Company. The number of votes applicable to a share of Series G Preferred Stock will be equal to the number of shares of Class A Common Stock into which a share of Series G Preferred Stock could have been converted as of the record date set for purposes of such stockholder vote. This foregoing limited voting right shall cease when all past dividend periods have been paid in full. In addition, the affirmative vote of the holders of a majority of the outstanding shares of Series G Preferred Stock is required in certain customary circumstances, as well as other circumstances, such as (i) the Company’s real estate portfolio exceeding a leverage ratio of 60% loan-to-value, (ii) entering into certain transactions with the Chief Executive Officer of the Company, or any entities in which such person has a controlling interest (excluding certain self-storage real estate programs sponsored by SmartStop Self Storage REIT, Inc. or the Company), (iii) effecting a merger (or similar) transaction with an entity whose assets are not at least 80% self storage related, (iv) entering into any line of business other than self storage and ancillary businesses, unless such ancillary business represents revenues of less than 10% of the Company’s revenues for its last fiscal year and (v) permitting any individual other than H. Michael Schwartz to (A) serve as Chairman of the Company or any similar role within the Company or (B) otherwise perform any of the duties typically performed by Mr. Schwartz in his capacity as Chairman.

The descriptions of the Articles Supplementary and the Series G Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2026, the Company issued a press release announcing the closing of the Merger, as described above. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are incorporated herein by reference from Annex D to the Company’s Registration Statement on Form S-4 filed with the SEC on August 28, 2026 (SEC File No. 333-298607).

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K are incorporated herein by reference from Annex D to the Company’s Registration Statement on Form S-4 filed with the SEC on August 28, 2026 (SEC File No. 333-298607).

(d) Exhibits.

3.1	Articles Supplementary dated October 30, 2026
10.1	Amendment No. 7 to Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.
10.2	Investors’ Rights Agreement, dated as of November 1, 2026, by and between Strategic Storage Trust VI, Inc. and Extra Space Storage LP
99.1	Press Release dated as of November 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: November 2, 2026	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer